UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): September 10, 2010

EXCO RESOURCES, INC.

(Exact name of registrant as specified in its charter)

Texas	001-32743	74-1492779
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

12377 Merit Drive Suite 1700, LB 82 Dallas, Texas		75251
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code: (214) 368-2084

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01	Entry into a Material Definitive Agreement.

The Offering

On September 15, 2010, EXCO Resources, Inc., a Texas corporation (the “Company”), completed the public offering of $750,000,000 aggregate principal amount of 7.500% Senior Notes due 2018 (the “Notes”), which are guaranteed on a senior unsecured basis by the following subsidiaries of the Company (collectively, the “Subsidiary Guarantors”): EXCO Services, Inc., a Delaware corporation, EXCO Partners GP, LLC, a Delaware limited liability company, EXCO GP Partners Old, LP, a Delaware limited partnership, EXCO Partners OLP GP, LLC, a Delaware limited liability company, EXCO Operating Company, LP, a Delaware limited partnership, Vernon Gathering, LLC, a Delaware limited liability company, EXCO Midcontinent MLP, LLC, a Delaware limited liability company, EXCO Equipment Leasing, LLC, a Delaware limited liability company, EXCO Holding (PA), Inc., a Delaware corporation, EXCO Production Company (PA), LLC, a Delaware limited liability company, EXCO Production Company (WV), LLC, a Delaware limited liability company, and EXCO Resources (XA), LLC, a Delaware limited liability company. The offering of the Notes was made pursuant to the Company’s automatic shelf registration statement on Form S-3 (Registration No. 333-169253), which was automatically effective on September 7, 2010. The Notes were issued at 98.530% of par value.

The Company received proceeds of approximately $724.4 million from the offering, after deducting discounts to the underwriters and estimated offering fees and expenses. The Company used approximately $452.8 million of the net proceeds of the offering of the Notes to redeem all of its outstanding 7 1/4% Senior Notes due 2011 (the “2011 Notes”), including accrued and unpaid interest thereon to the redemption date. The remaining proceeds were used to pay a portion of the outstanding balance of the Company’s credit agreement, which amounts may be re-borrowed subject to the terms of the credit agreement.

Indenture

The terms of the Notes are governed by the Indenture (the “Base Indenture”), dated as of September 15, 2010, by and between the Company and Wilmington Trust Company, as trustee (the “Trustee”), as supplemented by the First Supplemental Indenture (the “Supplemental Indenture,” and the Base Indenture as supplemented by the Supplemental Indenture, the “Indenture”), dated as of September 15, 2010, by and among the Company, the Trustee and the Subsidiary Guarantors. The Notes will mature on September 15, 2018. Interest will accrue on the Notes from September 15, 2010 and will be payable on March 15 and September 15 of each year, commencing on March 15, 2011. The Company may redeem some or all of the Notes at any time on or after September 15, 2014 at the redemption prices specified in the Indenture. The Company may also redeem up to 35% of the Notes using all or a portion of the net proceeds of certain public sales of equity interests completed before September 15, 2013. The Company may also redeem the notes prior to September 15, 2014 upon payment of the make-whole premium specified in the Indenture. If the Company sells certain of its assets or upon the occurrence of certain changes in control, the Company must offer to repurchase the Notes.

The Notes are unsecured, senior obligations of the Company, rank equally with all of the Company’s existing and future unsecured senior indebtedness that is not by its terms subordinated to the Notes and are effectively junior to the Company’s existing and future secured indebtedness to the extent of the collateral securing that debt. Other material terms of the Notes and the Indenture are described in prospectus, dated September 10, 2010, as filed by the Company and the Subsidiary Guarantors with the Securities and Exchange Commission on September 13, 2010.

The Indenture contains covenants that limit the ability of the Company and the restricted subsidiaries under the Indenture to:

•	incur or guarantee additional debt and issue certain types of preferred stock;

•	pay dividends on capital stock or redeem, repurchase or retire capital stock or subordinated debt;

•	make investments;

•	create liens on our assets;

•	enter into sale/leaseback transactions;

•	create restrictions on the ability of the restricted subsidiaries to pay dividends or make other payments to the Company;

•	engage in transactions with affiliates;

•	transfer or issue shares of stock of subsidiaries;

•	transfer or sell assets; and

•	consolidate, merge or transfer all or substantially all of their assets and the assets of their subsidiaries.

The foregoing description of the Indenture is qualified in its entirety by reference to the Base Indenture and the Supplemental Indenture, copies of which are filed herewith as Exhibits 4.1 and 4.2, respectively, and are incorporated herein by reference.

Underwriting Agreement

The Notes were sold pursuant to an Underwriting Agreement, dated September 10, 2010, by and among the Company, the Subsidiary Guarantors and J.P. Morgan Securities LLC, as representative of the several underwriters named therein (the “Underwriting Agreement”). The Underwriting Agreement contains customary representations, warranties and agreements by the Company and certain of its subsidiaries and customary conditions to closing, indemnification obligations of the Company, certain of its subsidiaries and the underwriters, including for liabilities under the Securities Act of 1933, as amended, other obligations of the parties and termination provisions.

The underwriters or their affiliates have from time to time provided investment banking and commercial banking services to the Company and its affiliates, for which they have received customary compensation. The underwriters and their affiliates may provide similar services in the future. In particular, certain of the underwriters or their affiliates are lenders under the Company’s credit agreement and/or hold some of the Company’s 2011 Notes, and, in either case, will receive a portion of the proceeds from this offering.

The foregoing description of the Underwriting Agreement does not purport to be complete and is qualified in its entirety by reference to the full text of the Underwriting Agreement. A copy of the Underwriting Agreement is filed herewith as Exhibit 10.1 and is incorporated by reference herein.

Credit Agreement Amendment

In addition, on September 15, 2010, the Company entered into that certain Second Amendment to Credit Agreement (the “Amendment”) by and among the Company, the Subsidiary Guarantors and

JPMorgan Chase Bank, N.A., as administrative agent. The Amendment amends the Company’s Credit Agreement, dated as of April 30, 2010, as amended, by and among the Company, as borrower, certain of its subsidiaries, as guarantors, and JPMorgan Chase Bank, N.A., as administrative agent to provide for, and permit, the issuance of the Notes pursuant to the Indenture and the subsequent redemption of the 2011 Notes and the discharge of the indenture governing the 2011 Notes.

The foregoing description of the Amendment does not purport to be complete and is qualified in its entirety by reference to the full text of the Amendment. A copy of the Amendment is filed herewith as Exhibit 10.2 and is incorporated by reference herein.

Item 1.02	Termination of a Material Definitive Agreement.

On September 15, 2010, the Company (i) caused a portion of the net proceeds from the offering to be deposited with Wilmington Trust Company, as trustee under the indenture governing the 2011 Notes, to satisfy and discharge such indenture and to fund the redemption of all outstanding 2011 Notes and (ii) instructed Wilmington Trust Company to provide holders of the 2011 Notes with a notice of redemption in accordance with the terms of the indenture governing the 2011 Notes. The redemption date has been set for October 15, 2010 (the “Redemption Date”). As of September 15, 2010, the aggregate outstanding principal amount of the 2011 Notes was approximately $444.7 million. Pursuant to the terms of the indenture governing the 2011 Notes, all 2011 Notes outstanding on the Redemption Date will be due and payable on the Redemption Date at the principal amount thereof plus accrued and unpaid interest thereon to the Redemption Date.

Item 2.03	Creation of a Direct Financial Obligation or an Obligation under an Off-balance Sheet Arrangement.

The information provided in Item 1.01 of this Current Report on Form 8-K concerning the Notes, the Indenture and the related guarantees is incorporated by reference into this Item 2.03.

Item 2.04.	Triggering Events That Accelerate or Increase a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement.

The information provided in Item 1.02 of this Current Report on Form 8-K is incorporated by reference into this Item 2.04.

Item 7.01	Regulation FD Disclosure.

On September 15, 2010, the Company announced the closing of its public offering of the Notes. A copy of this press release is furnished as Exhibit 99.1 to this Current Report on Form 8-K.

In accordance with General Instruction B.2 of Form 8-K, the information contained in Item 7.01 of this Current Report on Form 8-K, including the exhibit hereto, is being “furnished” and shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended, or otherwise subject to the liabilities of that section or Sections 11 and 12(a)(2) of the Securities Act of 1933, as amended. Such information shall not be incorporated by reference into any filing, whether made before or after the date hereof, regardless of any general incorporation language in such filing, unless expressly incorporated by specific reference to this filing.

Item 9.01	Exhibits.

(d) Exhibits

Exhibit No.	Description of Exhibit

4.1	Indenture, dated September 15, 2010, by and between EXCO Resources, Inc. and Wilmington Trust Company, as trustee.

4.2	First Supplemental Indenture, dated September 15, 2010, by and among EXCO Resources, Inc., certain of its subsidiaries and Wilmington Trust Company, as trustee, including the form of 7.500% Senior Notes due 2018.

10.1	Underwriting Agreement, dated September 10, 2010, by and among EXCO Resources, Inc., certain of its subsidiaries, and J.P. Morgan Securities LLC, on behalf of itself and the other underwriters listed on Schedule 1 thereto.

10.2	Second Amendment to Credit Agreement, dated as of September 15, 2010, among EXCO Resources, Inc., as Borrower, certain subsidiaries of Borrower, as Guarantors, the lenders party thereto, JPMorgan Chase Bank, N.A., as Administrative Agent, and Bank of America, N.A. and BNP Paribas, as Co-Lead Arrangers and Co-Syndication Agents, Royal Bank of Canada, as Co-Lead Arranger and Co-Documentation Agent, and Wells Fargo Bank, National Association, as Co-Documentation Agent.

99.1	Press Release, dated September 15, 2010.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

EXCO RESOURCES, INC.

By:	/S/ J. DOUGLAS RAMSEY
Name:	J. Douglas Ramsey, Ph.D.
Title:	Vice President – Finance

Date: September 15, 2010

EXHIBIT INDEX

Exhibit No.	Description of Exhibit

4.1	Indenture, dated September 15, 2010, by and between EXCO Resources, Inc. and Wilmington Trust Company, as trustee.

4.2	First Supplemental Indenture, dated September 15, 2010, by and among EXCO Resources, Inc., certain of its subsidiaries and Wilmington Trust Company, as trustee, including the form of 7.500% Senior Notes due 2018.

10.1	Underwriting Agreement, dated September 10, 2010, by and among EXCO Resources, Inc., certain of its subsidiaries, and J.P. Morgan Securities LLC, on behalf of itself and the other underwriters listed on Schedule 1 thereto.

10.2	Second Amendment to Credit Agreement, dated as of September 15, 2010, among EXCO Resources, Inc., as Borrower, certain subsidiaries of Borrower, as Guarantors, the lenders party thereto, JPMorgan Chase Bank, N.A., as Administrative Agent, and Bank of America, N.A. and BNP Paribas, as Co-Lead Arrangers and Co-Syndication Agents, Royal Bank of Canada, as Co-Lead Arranger and Co-Documentation Agent, and Wells Fargo Bank, National Association, as Co-Documentation Agent.

99.1	Press Release, dated September 15, 2010.